UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported) August 13, 2004

                               GLOBAL MARINE LTD.
                                 ---------------
             (Exact name of registrant as specified in its charter)


      NEVADA                     0-30331                 57-1075246
      ------                     -------                 ----------
(State or other jurisdiction   (Commission             (IRS Employer
of incorporation)              File Number)            Identification No.)



          1325 Proteus Street, Naval Base, North Charleston, S.C. 29405
                     --------------------------------------
                    (Address of principal executive offices)

        Registrant's telephone number, including area code (843) 747-8818




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ITEM 2.      ACQUISITION OR DISPOSITION OF ASSETS
-------      ---------------------------------

Effective August 13, 2004, the Issuer merged with Seasearch Scientific Corporation, a publicly held company organized and existing under the laws of the State of Nevada. The issuer is the surviving corporation, and Seasearch was merged with and into the issuer and has ceased its individual corporate existence.

Attached hereto as an Exhibit are the Articles of Merger as filed with the Secretary of State of Nevada on August 13, 2004.

Attached hereto as an Exhibit is the Agreement and Plan of Merger between Seasearch and the Issuer dated August 6, 2004. The Agreement and Plan of Merger contains the entire agreement between the constituent corporations to the merger. As a result of the merger, the approximately 60 shareholders of Seasearch were given 76,896,000 common capital shares of the Issuer in exchange for 100% of the issued and outstanding common capital shares of Seasearch, one a one-share for one-share basis, as more fully set forth in the Agreement and Plan of Merger.

Seasearch Scientific Corporation was incorporated under the laws of the State of Nevada on December 1, 2003. The purpose of the company is to engage in the business of conducting recoveries of cargo and artifacts from various marine archaeological sites; conduct salvage operations on modern shipwrecks; conduct oceanographic studies; dredge port facilities, and manage the construction of port facilities.

The management of the company state that the company has secured salvage rights, "salver in possession" rights, and other rights to certain marine wrecks and projects.

On August 10, 2004, Seasearch Scientific Corporation filed Articles of Merger with the Secretary of State of Nevada between Seasearch as the surviving company, and Marine Cargo Recovery Limited, a corporation organized and existing under the laws of England and Wales.

On August 10, 2004 Seasearch Scientific Corporation filed Articles of Merger with the Secretary of State of Nevada between Seasearch as the surviving company, and Subsea Services Ltd., a corporation organized and existing under the laws of England and Wales.

Item 5.           OTHER MATERIALLY IMPORTANT EVENTS
------            -------------------------------------

On August 23, 2004 the management of the issuer voted to engage our auditors to consolidate the financial statements of the issuer, Seasearch Scientific Corporation, Marine Cargo Recovery Limited, and Subsea Services Ltd. The purpose of the consolidation is to become current, as soon as practicable, in our filings of Form 10-K and 10-Q, which are deficient.

The name, CUSIP number and trading symbol of the issuer have changed, as reported in filings on Form 8-K, and our transfer agent, Olde Monmouth Stock Transfer Company, Inc., is in the process of distributing new share certificates representing the common capital shares of the issuer containing the correct name and CUSIP number.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         STRUTHERS, INC.
                                         (Registrant)

Dated: August 23, 2004    By: /s/ Douglas W. Beatty
                                             ---------------------
                                         Douglas W. Beatty
                                         President & CEO






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